1Q16 Earnings Call May 6, 2016

Safe Harbor Statements Forward-Looking Statements Statements contained in this presentation that state the Company’s and Partnership’s or management’s expectations or predictions of the future are forward-looking statements and are intended to be covered by the safe harbor provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The words “believe,” “expect,” “should,” “intends,” “estimates,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see CST filings with the Securities and Exchange Commission (“SEC”), including the Risk Factors in our most recently filed Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the SEC and available on CST Brand’s website at www.cstbrands.com . If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement you see or hear during this presentation reflects our current views as of the date of this presentation with respect to future events. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise. Non-GAAP Financial Measures To supplement our consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and to better reflect period-over-period comparisons, we use non-GAAP financial measures that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure, calculated and presented in accordance with GAAP. Non-GAAP financial measures do not replace and are not superior to the presentation of GAAP financial results, but are provided to improve overall understanding of our current financial performance and our prospects for the future. We believe the non-GAAP financial results provide useful information to both management and investors regarding certain additional financial and business trends relating to financial condition and operating results. In addition, management uses these measures, along with GAAP information, for reviewing financial results and evaluating our historical operating performance. The non-GAAP adjustments for all periods presented are based upon information and assumptions available as of the date of this presentation. The non-GAAP information is not prepared in accordance with GAAP and may not be comparable to non-GAAP information used by other companies. Information regarding the non-GAAP financial measure referenced in this presentation, including the reconciliation to the nearest GAAP measure can be found in our financial results press releases, available on our website: www.cstbrands.com. 2

CST Business Overview Kim Lubel President, CEO and Chairman of the Board 3

1Q16 Results Summary (Amounts in millions except Earnings per Share) Three Months Ended Mar. 31, % Change Gross Profit $300 $269 12% EBITDA $79 $66 20% Earnings per Share $0.27* $0.20* 35% CST Brands, Inc. 2016 2015 *Adjusted for special items of net $2 million for each period presented (1) See the CST Brands, Inc. earnings release for (i) a reconciliation of EBITDA, EBITDAR and Adjusted EBITDA to net income and (ii) the definitions of EBITDA, EBITDAR and Adjusted EBITDA. 4

5 1Q16 Highlights California & Wyoming Market Review • 79 stores (76 in CA and 3 in WY) • Definitive Agreement announced on May 5 • 7-Eleven, Inc. and SEI Fuel Services, Inc. NTI builds • 1Q16 Openings: 6 in US & 2 in Canada • 2016 Build Plans: • 45 - 50 in US • 10 - 15 in Canada Flash Foods • 165 stores • Closed transaction on February 1 • Integration phase

Financial Overview Clay Killinger EVP and Chief Financial Officer 6

Key Metrics Gross Profit (mm) Three Months Ended Mar. 31, % Change Motor Fuel $75 $63 19% Merchandise & Services* $141 $113 25% Key Metrics Three Months Ended Mar. 31, % Change Core Stores (EOP) 1,054 981 7% Motor Fuel Gallons Sold (PSPD) 5,054 4,966 2% Motor Fuel CPG (net of CC) $0.154 $0.140 10% Merchandise & Services Sales* (PSPD) $3,872 $3,658 6% Merchandise & Services Margin* (net of CC) 34.1% 32.5% 160 bps U.S. Retail (USD) *Includes other revenue/gross profit 2016 2015 2016 2015 7

Key Metrics Gross Profit (mm) Three Months Ended Mar. 31, % Change in USD % Change in CAD Motor Fuel $45 $50 (10%) (1%) Merchandise & Services* $19 $19 0% 10% Other (Primarily Business & Home Energy) $19 $24 (21%) (13%) Key Metrics Three Months Ended Mar. 31, % Change in USD % Change in CAD Total Retail Sites (EOP) 873 861 1% 1% Motor Fuel Gallons Sold (PSPD) 2,940 3,092 (5%) (5%) Motor Fuel CPG (net of CC) $0.194 $0.211 (8%) 1% Company Operated Sites (EOP) 306 294 4% 4% Merchandise & Services Sales* (PSPD) $2,071 $2,193 (6%) 4% Merchandise & Services Margin* (net of CC) 32.9% 32.6% 30 bps 30 bps Canadian Retail (USD) 2016 2015 2016 2015 *Includes other revenue/gross profit 8

Solid Financial Position to Support Growth CST Brands, Inc. March 31, 2016 (in millions) Cash $165 Total Debt $1,316 Note: Amounts in millions Net Revolver Capacity as of May 4, 2016: $125 million 9

Guidance (in USD) Retail Segment Gallons (PSPD) 5,100 to 5,300 5,246 3,100 to 3,200 3,201 Merchandise & Services Sales* (PSPD) $4,300 to $4,400 $4,070 $2,400 to $2,500 $2,551 Merchandise & Services Gross Margin* (%) 33.0% to 34.0% 32.7% 31.5% to 32.5% 31.1% U.S. Canada Category Ranges (mm) Capital Expenditures $450 to $500 2Q16 Guidance 2Q15 Actual 2Q16 Guidance 2Q15 Actual *Includes other revenue Category Ranges (mm) Operating Expenses $203 to $207 General & Administrative Expenses $31 to $35 Depreciation & Amortization $40 to $44 2nd Quarter 2016 Full Year 2016 10

U.S. NTI Same Store* Performance 1Q16 vs. 1Q15 (Dollars in Millions, Except Per Store Data) 11 * To qualify as a “same store”, the store needs to be in operation substantially throughout both periods presented. Stores that were temporarily closed for a brief period of time during the periods being compared remain in the same store sales comparison. If a store is replaced, either at the same location or relocated to a new location, it is removed from the comparison until the new store has been in operation for substantially all of the periods being compared. NTIs are included in the core same store metrics when they meet this criteria.

Canadian NTI Same Store* Performance 1Q16 vs. 1Q15 (in CAD, Dollars in Millions, Except Per Store Data) 12 * To qualify as a “same store”, the store needs to be in operation substantially throughout both periods presented. Stores that were temporarily closed for a brief period of time during the periods being compared remain in the same store sales comparison. If a store is replaced, either at the same location or relocated to a new location, it is removed from the comparison until the new store has been in operation for substantially all of the periods being compared. NTIs are included in the core same store metrics when they meet this criteria.

Q&A Session